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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (N0. 333-53890) of The MONY Group Inc. of our report dated June 20, 2002 relating to the financial statements of The Advest Thrift Plan, which appears in this Form 11-K.


PricewaterhouseCoopers LLP
Hartford, Connecticut
June 25, 2002